Exhibit 99.1

McGrath RentCorp Completes Adler Tank Rentals Acquisition

LIVERMORE, CA – December 11, 2008 – McGrath RentCorp (NASDAQ: MGRC), a leading rental provider of modular buildings for classroom and office space, and electronic test equipment, today announced that it has completed its acquisition of privately held Adler Tank Rentals for approximately $90 million. The purchase price consisted of approximately $89 million in cash and 40,000 shares of McGrath RentCorp common stock.

Adler Tank Rentals is a Newark, New Jersey based rental provider of liquid and solid containment solutions for storage of hazardous and non-hazardous liquids. Founded in 1998, Adler is the fifth largest North American provider of such rental products, operating from branches that serve the Northeast, Mid-Atlantic, Midwest and Texas. Adler rents temporary storage tanks and containers used in energy, environmental, industrial and construction applications.

“With the closing behind us, we are excited about moving forward with the integration of Adler Tank Rentals into McGrath RentCorp,” said Dennis Kakures, President and CEO of McGrath RentCorp. “Adler has already built itself into a significant player in its growing rental services market. We welcome them to our organization and look forward to building on their success as we further develop this new specialty rental business of McGrath RentCorp.”

About McGrath RentCorp

Founded in 1979, McGrath RentCorp is a diversified business to business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina and Georgia. In 2008, under the Mobile Modular Portable Storage trade name, the Company entered the portable storage rental business in Northern California. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas.

For more information on McGrath RentCorp, visit www.mgrc.com

This press release contains statements, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “estimates”, “will”, “should”, “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may not be able to achieve the value creation and return on capital contemplated by the proposed transaction; (2) the Company may not be able to promptly and effectively integrate the Adler Tank Rentals business; and (3) the Company and Adler Tank Rentals may be adversely affected by other economic, business, and/or competitive factors, including lack of financing, deflation, inflation and economic contraction. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended September 30, 2008, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and in Part II, Item 1A thereof (“Risk Factors”). There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or developments.